TIDAL TRUST II 485BPOS

Exhibit 99(h)(ii)

NINTH AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS NINTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Sub-Administration Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal Trust II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following fund:

●	Blueprint Chesapeake Multi-Asset Trend ETF; and

Reflect a change in name for:

●	the CNIC ICE U.S. Carbon Neutral Power Index ETF to CNIC ICE U.S. Carbon Neutral Power Futures Index ETF.

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Jason Hadler

Name:	Eric Falkeis	Name:	Jason Hadler

Title:	President	Title:	Senior Vice President

Date:	6/7/2023	Date:	6/20/2023

Exhibit A to the

Fund Sub-Administration Servicing Agreement

Fund Names

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Option Income Strategy ETF

YieldMax KWEB Option Income Strategy ETF

YieldMax GDX Option Income Strategy ETF

YieldMax XBI Option Income Strategy ETF

YieldMax TLT Option Income Strategy ETF

YieldMax AAPL Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF

YieldMax BRK.B Option Income Strategy ETF

YieldMax COIN Option Income Strategy ETF

YieldMax META Option Income Strategy ETF

YieldMax GOOG Option Income Strategy ETF

YieldMax NFLX Option Income Strategy ETF

YieldMax NVDA Option Income Strategy ETF

YieldMax SQ Option Income Strategy ETF

YieldMax TSLA Option Income Strategy ETF

Senior Secured Credit Opportunities ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

REX Daily Short MSTR ETF

REX Daily Short COIN ETF

REX Daily Short GME ETF

REX Daily Short AMC ETF

REX Daily Short PTON ETF

REX Daily Short TLRY ETF

REX Daily Short NKLA ETF

REX Daily Short HOOD ETF

REX Daily Short BYND ETF

REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

REX Daily 2X MSTR ETF

REX Daily 2X COIN ETF

REX Daily 2X GME ETF

REX Daily 2X AMC ETF

REX Daily 2X PTON ETF

REX Daily 2X TLRY ETF

REX Daily 2X NKLA ETF

REX Daily 2X HOOD ETF

REX Daily 2X BYND ETF

REX Daily 2X PENN ETF

Pinnacle Focused Opportunities ETF

Return StackedTM Bonds & Managed Futures ETF

Return StackedTM Global Stocks & Bonds ETF

DGA Absolute Return ETF

Tactical Advantage ETF

Clouty Tune ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Roundhill Generative AI & Technology ETF

Blueprint Chesapeake Multi-Asset Trend ETF

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